Exhibit 5.1

June 7, 2024

Ivanhoe Electric Inc.

450 E. Rio Salado Parkway, Suite 130

Tempe, Arizona 85281

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ivanhoe Electric Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale, from time to time, by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”) of up to 11,783,254 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares were sold to the Selling Stockholder pursuant to subscription agreements.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the exhibit list to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Dorsey & Whitney LLP
/s/ Dorsey & Whitney LLP

CLD/EM